               Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 1, 2000, relating to the financial statements and financial highlights which appears in the July 31, 2000 Annual Report to Shareholders of Alliance Balanced Shares, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

1177 Avenue of the Americas
New York, New York 10036
January 19, 2001





























00250027.AP7